EXHIBIT 99.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Marimba, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002, as initially filed with the SEC on March 28, 2003 and amended by Amendment No. 1 thereto filed with the SEC on the date hereof (as amended, the “Report”), I, Richard C. Wyckoff, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented in the Report.

April 25, 2003	/s/ Richard C. Wyckoff
Richard C. Wyckoff Chief Executive Officer and President

*	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Marimba, Inc. and will be retained by Marimba, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.